T. Rowe Price Personal Strategy Funds, Inc. Personal Strategy Balanced Fund

1) The following operating policy has been added to the fund's prospectus:

Operating policy Each fund may invest up to 40% of its total assets in foreign securities, provided that the bond portion of each fund may be invested without limitation in Yankee bonds (U.S. dollar-denominated bonds) issued in the U.S. by foreign companies. Subject to the overall limit on fund investments in foreign securities, there is no limit on the amount of foreign investments that may be made in emerging markets.

T. Rowe Price Personal Strategy Funds, Inc. Personal Strategy Growth Fund

1) The following operating policy has been added to the fund's prospectus:

Operating policy Each fund may invest up to 40% of its total assets in foreign securities, provided that the bond portion of each fund may be invested without limitation in Yankee bonds (U.S. dollar-denominated bonds) issued in the U.S. by foreign companies. Subject to the overall limit on fund investments in foreign securities, there is no limit on the amount of foreign investments that may be made in emerging markets.

T. Rowe Price Personal Strategy Funds, Inc. Personal Strategy Income Fund

1) The following operating policy has been added to the fund's prospectus:

Operating policy Each fund may invest up to 40% of its total assets in foreign securities, provided that the bond portion of each fund may be invested without limitation in Yankee bonds (U.S. dollar-denominated bonds) issued in the U.S. by foreign companies. Subject to the overall limit on fund investments in foreign securities, there is no limit on the amount of foreign investments that may be made in emerging markets.